Exhibit 99.1

Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40202
http://www.humana.com

FOR MORE INFORMATION CONTACT:

Amy Smith
Humana Investor Relations
(502) 580-2811
e-mail: Amysmith@humana.com

Tom Noland
Humana Corporate Communications
(502) 580-3674
e-mail: Tnoland@humana.com

Humana Reports First Quarter 2018 Financial Results;

Raises Full Year 2018 EPS Guidance

•	1Q18 earnings per diluted common share (EPS) of $3.36 on an Adjusted basis, $3.53 on a GAAP basis

•	Raised full year 2018 Adjusted EPS guidance to $13.70 to $14.10, $13.54 to $13.94 on a GAAP basis

•	Better than initially expected medical utilization, resulting in a strong start to 2018 led by the Retail and Group and Specialty segments

LOUISVILLE, KY (May 2, 2018) – Humana Inc. (NYSE: HUM) today reported consolidated pretax income and diluted earnings per common share (EPS) for the quarter ended March 31, 2018 (1Q18) versus the quarter ended March 31, 2017 (1Q17) as follows:

Consolidated pretax income In millions	1Q18 (a)	1Q17 (b)
Generally Accepted Accounting Principles (GAAP)	$707	$1,689
Net gain associated with the terminated merger agreement (for 1Q17, primarily the break-up fee)	—	(947)
Amortization associated with identifiable intangibles	30	18
Guaranty fund assessment expense to support the policyholder obligations of Penn Treaty (an unaffiliated long-term care insurance company)	—	54
Operating income associated with the Individual Commercial segment	(53)	(63)
Adjusted (non-GAAP)	$684	$751

Diluted earnings per common share (EPS)	1Q18 (a)	1Q17 (b)
GAAP	$3.53	$7.49
Net gain associated with the terminated merger agreement (for 1Q17, primarily the break-up fee)	—	(4.26)
Amortization associated with identifiable intangibles	0.17	0.08
Beneficial effect of lower effective tax rate in light of pricing and benefit design assumptions associated with the 2017 temporary suspension of the non-deductible health insurance industry fee; excludes Individual Commercial segment impact	—	(0.52)
Guaranty fund assessment expense to support the policyholder obligations of Penn Treaty (an unaffiliated long-term care insurance company)	—	0.23
Operating income associated with the Individual Commercial segment	(0.29)	(0.27)
Adjustments to provisional estimates for the income tax effects related to the tax reform law enacted on December 22, 2017 (Tax Reform Law)	(0.05)	—
Adjusted (non-GAAP)	$3.36	$2.75

The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the comparable GAAP measures, are useful to both management and its investors in analyzing the company’s ongoing business and operating performance. Consequently, management uses these non-GAAP financial measures as indicators of the company’s business performance, as well as for operational planning and decision making purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this press release are in accordance with GAAP unless otherwise indicated.

“We’re pleased that we continue to consistently deliver strong financial results, while advancing our health and consumer-focused strategy,” said Bruce D. Broussard, Humana’s President and Chief Executive Officer. “It really comes down to the consistency of our operating model, which has enabled us to perform well in all parts of our business. This shows up in our earnings results, in the trajectory of our membership growth, and also in the strength of our brand as we continue to make great strides in improving the experience of our members as evidenced by the increase in our NPS and also our top ranking among insurers in Temkin’s customer satisfaction survey. These efforts, along with advancements we’re making in our strategy through building deeper clinical and local market capabilities, are moving us closer to our core objective of helping our members with their ‘whole health’ so they can achieve their best health.”

The GAAP consolidated pretax income for 1Q18 of $707 million unfavorably compared to GAAP consolidated pretax income of $1.69 billion in 1Q17 by $982 million primarily due to the net gain associated with the terminated merger agreement, mainly the break-up fee, recorded in 1Q17 and lower pretax earnings year over year in the Retail and Healthcare Services segments, partially offset by higher Group and Specialty segment pretax earnings. The year-over-year comparison was further impacted by the guaranty fund assessment expense to support policyholder obligations of Penn Treaty (an unaffiliated long-term care insurance company) recorded in 1Q17.

The Adjusted consolidated pretax income for 1Q18 of $684 million declined by $67 million, or 9 percent, versus $751 million in 1Q17 primarily due to the same factors impacting the GAAP year-over-year comparison, while excluding the impact of the items in the pretax table above.

Further discussions of each segment’s financial results are included in the segment highlights.

In addition to the factors impacting the year-over-year changes in quarterly GAAP pretax income, GAAP EPS for 1Q18 was further affected by a lower number of shares primarily reflecting share repurchases in 2017 and the impact of a lower tax rate in 1Q18 resulting from the Tax Reform Law.

Adjusted EPS for 1Q18 was affected by the same factors impacting Adjusted pretax income, as well as a lower number of shares and lower tax rate used to compute EPS as discussed above.

“We experienced strong Medicare Advantage enrollment growth and solid performance across all segments in the first quarter, with early positive indicators of medical utilization allowing us to raise guidance for the year,” said Brian A. Kane, Chief Financial Officer. “Together, these results reflect the effective execution of our strategy.”

2018 Guidance

Humana today raised its GAAP and Adjusted EPS guidance for the year ended December 31, 2018 (FY18). FY18 Adjusted EPS guidance was increased to $13.70 to $14.10 from its previous range of $13.50 to $14.00, while GAAP EPS was increased to $13.54 to $13.94 from the previous range of $13.16 to $13.66.

A reconciliation of GAAP to Adjusted EPS for the company’s FY18 projections as well as comparable numbers for the year ended December 31, 2017 (FY17) is shown below for comparison.

Diluted earnings per common share	FY18 Guidance (c)		FY17 (d)
GAAP	~$	13.54 to $13.94	$16.81
Net (gain) expenses associated with the terminated merger agreement (for FY17, primarily the break-up fee)		—	(4.31)
Amortization of identifiable intangibles		0.49	0.32
Beneficial effect of lower effective tax rate in light of pricing and benefit design assumptions associated with the 2017 temporary suspension of the non-deductible health insurance industry fee; excludes Individual Commercial segment impact		—	(2.15)
Guaranty fund assessment expense to support the policyholder obligations of Penn Treaty (an unaffiliated long-term care insurance company)		—	0.24
Operating income associated with the Individual Commercial segment		(0.28)	(0.84)
Charges associated with voluntary and involuntary workforce reduction programs		—	0.64
Costs associated with early retirement of debt in 4Q17		—	0.08
Impact of Tax Reform Law, primarily re-measurement of deferred tax assets at lower corporate tax rates		(0.05)	0.92
Adjusted (non-GAAP) – FY18 projected	~$	13.70 – $14.10	$11.71

The company’s earnings guidance for FY18 does not include any potential impact from the previously announced pending sale of KMG America Corporation (KMG), whose subsidiary, Kanawha Insurance Company (KIC), includes Humana’s closed block of non-strategic long-term care insurance policies, to Continental General Insurance Company (CGIC), a Texas-based insurance company wholly-owned by HC2 Holdings, Inc., a diversified holding company (NYSE: HCHC).

2019 Rate Notice

On April 2, 2018, the Centers for Medicare and Medicaid Services (CMS) issued its announcement of 2019 Medicare Advantage Capitation Rates and Medicare Advantage and Part D Payment Policies and Final Call Letter (the Final Rate Notice). The company expects the Final Rate Notice to result in a 3.00 percent(e) rate increase for Humana’s individual Medicare Advantage business versus CMS’ estimate for the sector of 3.50 percent, excluding the impact of Employer Group Waiver Plan (EGWP) funding changes, on a comparable basis. The difference between the Humana and CMS projections primarily results from the geographic distribution of our members relative to the national average.

In addition, the Final Rate Notice clarified that the agency has the authority to permit Medicare Advantage organizations to offer tailored supplemental benefits with flexibility to target the social determinants of health as recommended by a licensed medical professional. The additional flexibility will allow Humana to include supplemental benefits that it believes will improve health outcomes for its members. CMS issued additional guidance regarding supplemental benefits on April 27, 2018 and the company is analyzing this guidance.

Detailed Press Release

Humana’s full earnings press release including the statistical pages has been posted to the company’s Investor Relations site and may be accessed at https://humana.gcs-web.com/ or via a current report on Form 8-K filed by the company with the Securities and Exchange Commission this morning (available at www.sec.gov or on the company’s website).

Conference Call

Humana will host a conference call at 9:00 a.m. eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings.

All parties interested in the audio only portion of the company’s 1Q18 earnings conference call are invited to dial 888-625-7430. No password is required. The audio-only webcast of the 1Q18 earnings call may be accessed via Humana’s Investor Relations page at humana.com. The company suggests participants for both the conference call and those listening via the web dial in or sign on at least 15 minutes in advance of the call.

For those unable to participate in the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page at humana.com, approximately two hours following the live webcast. Telephone replays will also be available approximately two hours following the live event until midnight eastern time on July 2, 2018 and can be accessed by dialing 855-859-2056 and providing the conference ID #1495828.

Footnotes

(a)	1Q18 Adjusted results exclude the following:

•	Amortization expense for identifiable intangibles of approximately $30 million pretax, or $0.17 per diluted common share; GAAP measures affected in this release include consolidated pretax, EPS, and segment pretax results (for each segment’s amount of such amortization).

•	Operating income of $53 million pretax, or $0.29 per diluted common share, for the company’s Individual Commercial segment given the company’s exit on January 1, 2018, as previously disclosed. GAAP measures affected in this release include consolidated pretax income, EPS, consolidated revenues, consolidated benefit ratio and consolidated operating cost ratio.

•	Adjustment of $0.05 per diluted common share related to provisional estimates for the income tax effects related to the Tax Reform Law. The only GAAP measure affected in this release is EPS.

(b)	1Q17 Adjusted results exclude the following:

•	Net gain from the termination of the Aetna merger agreement of approximately $947 million pretax, or $4.26 per diluted common share; includes the break-up fee and transaction costs net of the tax benefit associated with certain expenses which were previously non-deductible; GAAP measures affected in this release include consolidated pretax income and EPS.

•	Amortization expense for identifiable intangibles of approximately $18 million, or $0.08 per diluted common share; GAAP measures affected in this release include consolidated pretax, EPS, and segment pretax results (for each segment’s amount of such amortization).

•	The one-year beneficial effect of a lower effective tax rate of approximately $0.52 per diluted common share in light of pricing and benefit design assumptions associated with the 2017 temporary suspension of the non-deductible health insurance industry fee; excludes Individual Commercial segment impact. The only GAAP measure affected in this release is EPS.

•

Guaranty fund assessment expense of approximately $54 million pretax, or $0.23 per diluted common share, to support the policyholder obligations of Penn Treaty (an unaffiliated long-term care insurance company); GAAP measures affected in this release include consolidated pretax income, EPS, and consolidated operating cost ratio. Under state guaranty assessment laws, the company may be assessed (up to prescribed limits) for certain obligations to the policyholders and claimants of insolvent insurance companies that write the same line or lines of business as the company. On March 1, 2017, a court ordered the liquidation of Penn Treaty which triggered assessments from the state guaranty associations.

•	Operating earnings of $63 million pretax, or $0.27 per diluted common share, for the company’s Individual Commercial segment given the company’s exit on January 1, 2018, as previously disclosed. GAAP measures affected in this release include consolidated pretax income, EPS, consolidated revenues, consolidated benefit ratio and consolidated operating cost ratio.

(c)	FY18 Adjusted EPS projections exclude the following:

•	Amortization expense for identifiable intangibles of approximately $89 million pretax, or $0.49 per diluted common share.

•	Operating earnings of approximately $51 million pretax, or $0.28 per diluted common share, for the company’s Individual Commercial segment given the company’s exit on January 1, 2018, as previously disclosed.

•	Adjustment of $0.05 per diluted common share related to provisional estimates for the income tax effects related to the Tax Reform Law.

(d)	FY17 Adjusted results exclude the following:

•	Net gain from the termination of the merger agreement of approximately $936 million pretax, or $4.31 per diluted common share; includes the net break-up fee and transaction costs net of the tax benefit associated with certain expenses which were previously non-deductible.

•	Amortization expense for identifiable intangibles of approximately $75 million pretax, or $0.32 per diluted common share.

•	The one-year beneficial effect of a lower effective tax rate of approximately $2.15 per diluted common share in light of pricing and benefit design assumptions associated with the 2017 temporary suspension of the non-deductible health insurance industry fee; excludes Individual Commercial segment impact.

•	Guaranty fund assessment expense of approximately $54 million pretax, or $0.24 per diluted common share, to support the policyholder obligations of Penn Treaty (an unaffiliated long-term care insurance company). Under state guaranty assessment laws, the company may be assessed (up to prescribed limits) for certain obligations to the policyholders and claimants of insolvent insurance companies that write the same line or lines of business as the company. On March 1, 2017, a court ordered the liquidation of Penn Treaty which triggered assessments from the state guaranty associations.

•	Operating earnings of approximately $193 million pretax, or $0.84 per diluted common share, for the company’s Individual Commercial segment given the company’s exit on January 1, 2018, as previously disclosed.

•	Expense of approximately $148 million pretax, or $0.64 per diluted common share, associated with voluntary and involuntary workforce reduction programs.

•	Expense of approximately $17 million pretax, or $0.08 per diluted common share, associated with early retirement of debt in the fourth quarter of 2017.

•	The impact of approximately $0.92 per diluted common share associated with the re-measurement of deferred tax assets at lower corporate tax rates under the Tax Reform Law.

(e)	Excludes estimates of changes in revenue associated with increased accuracy of risk coding.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•	If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends, so any reserves the company may establish, including premium deficiency reserves, may be insufficient.

•	If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives and state-based contract strategy, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.

•	Certain proposed transactions, including the divestiture of Humana’s subsidiary, KMG America Corporation, the acquisition of a minority interest in Kindred Healthcare, Inc.’s Kindred at Home division by Humana, as well as the acquisition of a minority interest in Curo Healthcare Services by Humana are subject to various closing conditions, including various regulatory approvals and customary closing conditions, as well as other uncertainties, and there can be no assurances as to whether and when these transactions may be completed.

•	If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

•	Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes relating to rate adjustments resulting from the Balanced Budget and Emergency Deficit Control Act of 1985, as amended, commonly referred to as “sequestration”; other provider contract disputes; and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.

•	As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which Humana participates.

•	The Healthcare Reform Law, including The Patient Protection and Affordable Care Act and The Healthcare and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments; the company’s financial position, including the company’s ability to maintain the value of its goodwill; and the company’s cash flows. Additionally, potential legislative changes, including activities to repeal or replace, in whole or in part, the Health Care Reform Law, creates uncertainty for Humana’s business, and when, or in what form, such legislative changes may occur cannot be predicted with certainty.

•	Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2017;

•	Form 8-Ks filed during 2018.

About Humana

Humana Inc. (NYSE: HUM) is committed to helping our millions of medical and specialty members achieve their best health. Our successful history in care delivery and health plan administration is helping us create a new kind of integrated care with the power to improve health and well-being and lower costs. Our efforts are leading to a better quality of life for people with Medicare, families, individuals, military service personnel, and communities at large.

To accomplish that, we support physicians and other health care professionals as they work to deliver the right care in the right place for their patients, our members. Our range of clinical capabilities, resources and tools – such as in-home care, behavioral health, pharmacy services, data analytics and wellness solutions – combine to produce a simplified experience that makes health care easier to navigate and more effective.

More information regarding Humana is available to investors via the Investor Relations page of the company’s website at humana.com, including copies of:

•	Annual reports to stockholders

•	Securities and Exchange Commission filings

•	Most recent investor conference presentations

•	Quarterly earnings news releases and conference calls

•	Calendar of events

•	Corporate Governance information